EXHIBIT 99.1

CONTACT:  JOSEPH MACNOW

                     (201) 587-1000

210 Route 4 East

Paramus, NY  07652

FOR IMMEDIATE RELEASE – May 7, 2013

Joseph Macnow Appointed as Vornado’s Chief Administrative Officer

Stephen W. Theriot Appointed as Vornado’s Chief Financial Officer

PARAMUS, NEW JERSEY.......VORNADO REALTY TRUST (NYSE:VNO) announced today that Joseph Macnow has been appointed as the Company’s Chief Administrative Officer, in addition to continuing his role as Executive Vice President – Finance.  Mr. Macnow served as Vornado’s Executive Vice President – Finance and Administration and Chief Financial Officer since 1985.

The Company also announced today that effective June 1, 2013, Stephen W. Theriot has been appointed as the Company’s Chief Financial Officer (principal financial officer and principal accounting officer).  Prior to joining the Company, Mr. Theriot had been a partner of Deloitte & Touche LLP--having been with Deloitte & Touche LLP since 1986.  Mr. Theriot most recently served as the Managing Partner of Deloitte’s Northeast real estate practice.

Mr. Macnow will remain as Vornado’s Chief Financial Officer until Mr. Theriot has assumed the position.

Vornado Realty Trust is a fully integrated equity real estate investment trust.

Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, risks associated with the timing of and costs associated with property improvements, financing commitments and general competitive factors.

####